Exhibit 99.1

Catabasis Pharmaceuticals Announces Pricing of $42 Million Underwritten Public Offering

CAMBRIDGE, Mass., June 20, 2018 — Catabasis Pharmaceuticals, Inc. (“Catabasis,” the “Company,” “we,” “our,” or “us”) (NASDAQ: CATB), a clinical-stage biopharmaceutical company, today announced the pricing of an underwritten offering of an aggregate of 42,000,000 units. Each unit is comprised of one share of common stock and one common warrant to purchase one share of common stock, at a price of $1.00 per unit.

Oppenheimer & Co. Inc. is acting as sole underwriter for the offering.

Each common warrant has an exercise price of $1.20 per share and is exercisable immediately. The common warrants will expire five years from the date of issuance. The shares of common stock and the accompanying common warrants included in the units can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. The offering is expected to close on or about June 22, 2018, subject to customary closing conditions.

The gross proceeds of the offering are expected to be approximately $42 million, prior to deducting the underwriting discount and commissions and other estimated offering expenses.

Catabasis intends to use the net proceeds from the offering for the planned Phase 3 clinical trial of edasalonexent for the treatment of Duchenne muscular dystrophy, as well as for working capital and general corporate purposes.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-225410), as amended, which was declared effective by the Securities and Exchange Commission on June 19, 2018, and an additional registration statement filed pursuant to Rule 462(b) (File No. 333-225734), which became effective when filed. The offering is being made only by means of a prospectus forming part of the effective registration statement. A final prospectus relating to the offering will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. When available, copies of the final prospectus may be obtained for free by contacting Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8563 or by email at EquityProspectus@opco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Catabasis

At Catabasis Pharmaceuticals, our mission is to bring hope and life-changing therapies to patients and their families. Our lead program is edasalonexent, an NF-kB inhibitor in development for the treatment of Duchenne muscular dystrophy. Edasalonexent was designed using our SMART (Safely Metabolized And Rationally Targeted) Linker drug discovery platform that enables us to engineer molecules that simultaneously modulate multiple targets in a disease.

Forward Looking Statements

Certain statements in this press release that are forward-looking and not statements of historical fact, such as statements regarding the anticipated completion, timing, and size of the public offering and the anticipated use of net proceeds therefrom, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “expect,” “intend,” “anticipate,” “believe,” or similar expressions that are intended to identify such forward-looking statements. The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions relating to the offering and the Company’s intended use of proceeds, as well as risks and uncertainties detailed in the Company’s filings with the SEC, including the registration statement on Form S-1 relating to this offering and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

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Investor and Media Contact

Andrea Matthews

Catabasis Pharmaceuticals, Inc.

T: (617) 349-1971

amatthews@catabasis.com